NRG ENERGY, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN
ARTICLE I
PURPOSE AND SCOPE OF THE PLAN
1.1    Purpose
The NRG Energy, Inc. Amended and Restated Employee Stock Purchase Plan is intended to encourage employee participation in the ownership of the Company.
1.2    Definitions
Unless the context clearly indicates otherwise, the following terms have the meaning set forth below:
Board of Directors or Board means the Board of Directors of the Company.
Code means the Internal Revenue Code of 1986, as amended from time to time, together with any applicable regulations issued thereunder.
Committee means the committee of one or more officers established by the Board to administer the Plan, which Committee shall administer the Plan as provided in Section 1.3 hereof.
Common Stock means shares of the common stock, par value $0.01 per share, of the Company.
Company means NRG Energy, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.
Compensation means (a) the fixed salary or base wage paid by the Employer to an Employee as reported by the Employer to the United States government (or other applicable government) for income tax purposes, including an Employee’s portion of salary deferral contributions pursuant to Section 401(k) of the Code and any amount excludable pursuant to Section 125 of the Code, and (b) to the extent authorized by the Committee for any Plan Year or Plan Years, any cash bonus payment received under a cash bonus plan or program established by the Employer, but excluding from both (a) and (b) any fee, overtime pay, severance pay, expenses, stock option or other equity-based incentive income, or other special emolument or any credit or benefit under any employee plan maintained by the Company.
Continuous Service means the period of time, uninterrupted by a termination of employment (other than a termination as a result of a transfer of employment among the Parent, the Company or a Designated Subsidiary), that an Employee has been employed by the Company, a Designated Subsidiary or the Parent (or any combination of the foregoing) immediately preceding an Offering Date. Such period of time shall include any approved leave of absence.
Designated Subsidiary means any Subsidiary that has been designated by the Committee to participate in the Plan.
Employee means any full-time or part-time employee of the Company, any Parent or a Designated Subsidiary who customarily works for the Company, any Parent or Designated Subsidiary, as the case may be, for a minimum of seventeen and one-half hours per week.
Employer means the Company, any Parent or a Designated Subsidiary employing an Employee.
Exercise Date means September 30 and March 31 of each Plan Year, or such other date(s) as determined by the Committee.
Fair Market Value of a share of Common Stock means the last price of the Common Stock on the applicable date as reported by the exchange on which the Common Stock is then listed, or, if not so reported for that day, on the last preceding day for which such price is reported, or such other reasonable method of determining fair market value as the Committee shall adopt.
Offering Date means April 1 and October 1 of each Plan Year, or such other date(s) as determined by the Committee.
Option Period or Period means the period beginning on an Offering Date and ending on the next succeeding Exercise Date, or such other period as determined by the Committee.
Option Price means the purchase price of a share of Common Stock hereunder as provided in Section 3.1 hereof.
Parent means any corporation or other entity in an unbroken chain of entities ending with the Company, if each of the entities other than the Company owns equity interests possessing 50% or more of the total combined voting power of all classes of equity of one of the other entities in such chain, as determined pursuant to the requirements of Section 424(e) of the Code, and shall include entities that may become a parent after adoption of this Plan, as determined by the Committee.
Participant means any Employee who (i) is eligible to participate in the Plan under Section 2.1 hereof and (ii) elects to participate.
Participant Election means the form prescribed by the Committee which must be completed and executed by an Employee who elects to participate in the Plan for any Offering Period(s).
Plan means this NRG Energy, Inc. Amended and Restated Employee Stock Purchase Plan, as amended from time to time.
Plan Account or Account means an account established and maintained in the name of each participant.
Plan Manager means any Employee appointed pursuant to Section 1.3 hereof.
Plan Year means the twelve (12) month period beginning April 1 and ending on the following March 31 during any calendar year in which the Plan is effective.
Subsidiary means any corporation or other entity in an unbroken chain of entities beginning with the Company if, each of the entities (other than the last entity in the unbroken chain) owns equity interests possessing 50% or more of the total combined voting power of all classes of equity in one of the other entities in the chain, as determined pursuant to the requirement of Section 424(f) of the Code, and may include entities that become subsidiaries after adoption of this Plan, as determined by the Committee.
1.3    Administration of Plan
Subject to oversight by the Board of Directors or the Board’s Compensation Committee, the Committee shall have the authority to administer the Plan and to make and adopt rules and regulations not inconsistent with the provisions of the Plan or the Code. The Committee shall adopt the form of Participant Election and all notices required hereunder. Its interpretations and decisions in respect to the Plan shall, subject as aforesaid, be final and conclusive. The Committee shall have the authority to appoint an Employee as Plan Manager and to delegate to the Plan Manager such authority with respect to the administration of the Plan as the Committee, in its sole discretion, deems advisable from time to time.
1.4    Effective Date of Plan
The Plan was originally effective July 1, 2008, was restated effective January 1, 2012, was amended and restated effective July 1, 2014 and was amended and restated effective April 28, 2017. This amended Plan shall become effective on April 1, 2019.
1.5    Extension or Termination of Plan
The Plan shall continue in effect through, and including December 31, 2026 unless terminated prior thereto pursuant to Section 4.3 hereof, or by the Board of Directors or the Compensation Committee of the Board, each of which shall have the right to extend the term of or terminate the Plan at any time under Section 6.4. Upon any such termination, the balance, if any, in each Participant’s Account shall be refunded to him or her, or otherwise distributed in accordance with policies and procedures prescribed by the Committee in cases where such a refund may not be possible.
ARTICLE II
PARTICIPATION
2.1    Eligibility
Each Employee who on an Offering Date has at least sixty days of Continuous Service may become a Participant by executing and filing a Participant Election with the Company prior to said Offering Date. No Employee may participate in the Plan if said Employee, immediately after an Offering Date, would be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company, its Parent or any Subsidiary, as determined pursuant to the requirements of Section 423(b)(3) of the Code.
2.2    Payroll Deductions
Payment for shares of Common Stock purchased hereunder shall be made by authorized payroll deductions from each payment of Compensation in accordance with instructions received from a Participant. For base Compensation, said deductions shall be expressed as a whole number percentage of such Compensation which shall be at least 1% but not more than 10%, subject to the aggregate maximum described in Section 3.3. A Participant may not increase or decrease the deduction during an Option Period. However, a Participant may change the percentage deduction for any subsequent Option Period by filing notice thereof with the Company prior to the Offering Date on which such Period commences. During an Option Period, a Participant may discontinue payroll deductions but have the payroll deductions previously made during that Option Period remain in the Participant’s Account to purchase Common Stock on the next Exercise Date, provided that he or she is an Employee as of that Exercise Date. Any Participant who discontinues payroll deductions during an Option Period may again become a Participant for a subsequent Option Period by executing and filing another Participant Election in accordance with Section 2.1. Any amount remaining in the Participant’s Account after the purchase of Common Stock on an Exercise Date shall be carried forward to the next succeeding Option Period, as provided in Section 3.2, unless the Participant requests, in writing, that any excess be refunded to the Participant.
If authorized by the Committee, bonus compensation will be included in Compensation subject to payroll deductions in a given Plan Year. The Committee will provide a written notice to Participants if bonus compensation is to be included in Compensation for a given Plan Year. A Participant may select a different percentage for base salary or fixed wage compensation than such percentage selected for cash bonus Compensation; provided, however any such deductions shall be subject to the aggregate maximum described in Section 3.3.
ARTICLE III
PURCHASE OF SHARES
3.1    Option Price
The Option Price per share of the Common Stock sold to Participants hereunder shall be equal to the lesser of: (a) 95% of the Fair Market Value of such share on the Exercise Date of an Option Period, or (b) 95% of the Fair Market Value of such share on the Offering Date of an Option Period. Notwithstanding the foregoing, in no event shall the Option Price per share be less than the par value of the Common Stock.
3.2    Purchase of Shares
On each Exercise Date, the amount in a Participant’s Account shall be charged with the aggregate Option Price of the largest number of whole shares of Common Stock which can be purchased with said amount. The balance, if any, in such account shall be carried forward to the next succeeding Option Period, subject to Section 2.2.
3.3    Limitations on Purchase
Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if, immediately after the grant, such Employee’s right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent of the Company would accrue at a rate per Offering Period which exceeds the lesser of: (a) twenty-five thousand dollars ($25,000) or (b) an amount equal to ten percent (10%) of the Employee’s annualized base salary in effect at the start of such Offering Period, in each case of Fair Market Value of such shares (determined at the time such option is granted); provided, however, that for any calendar year Employee’s right to purchase shares under all employee stock purchase plans (as described in Section 423 of the Code) of the Company and any Subsidiary or Parent of the Company may not accrue at a rate which exceeds twenty-five thousand dollars ($25,000) in the aggregate (as determined at the time such option is granted).
To the extent necessary to comply with Section 423(b)(8) of the Code and the limitations on purchase in this Section 3.3, a Participant’s payroll deductions may be decreased to 0% during any Option Period which is scheduled to end during any calendar year, such that the aggregate of all payroll deductions accumulated with respect to such Option Period and any other Option Period ending within the same calendar year is no greater than twenty-five thousand dollars ($25,000). A Participant’s payroll deductions shall re-commence at the rate provided in his or her Participant Election at the beginning of the first Option Period which is scheduled to end in the following calendar year, unless suspended by the Participant pursuant to Section 2.2 of the Plan.
The maximum number of shares of Common Stock that each Employee may purchase during an Offering Period is 20,000.
3.4    Transferability of Rights
Rights to purchase shares hereunder shall be exercisable only by the Participant. Such rights shall not be transferable.
ARTICLE IV
PROVISIONS RELATING TO COMMON STOCK
4.1    Common Stock Reserved
There shall be 5,300,000 shares of Common Stock reserved for the Plan, subject to adjustment in accordance with Section 4.2 hereof. Such shares can be authorized and unissued shares or treasury shares. The aggregate number of shares which may be purchased under the Plan shall not exceed the number of shares reserved for the Plan.
4.2    Adjustment for Changes in Common Stock
In the event that adjustments are made in the number of outstanding shares of Common Stock or said shares are exchanged for a different class of stock of the Company or for shares of stock of any other entity by reason of merger, consolidation, stock dividend, stock split or otherwise, the Board shall make appropriate adjustments in (i) the number and class of shares or other securities that may be reserved for purchase, or purchased, hereunder, and (ii) the Option Price. All such adjustments shall be made approved by the Board, and its decision shall be binding and conclusive.
4.3    Insufficient Reserved Shares
If the aggregate funds available for purchase of Common Stock on any Exercise Date would cause an issuance of shares in excess of the number provided for in Section 4.1 hereof, (i) the Committee shall proportionately reduce the number of shares which would otherwise be purchased by each Participant in order to eliminate such excess and (ii) the Plan shall automatically terminate immediately after such Exercise Date.
4.4    Confirmation
Confirmation of each purchase of Common Stock hereunder shall be made available to the Participant in either written or electronic format. A record of purchases shall be maintained by appropriate entries on the books of the Company. Participants may obtain a certificate or certificates for all or part of the shares of Common Stock purchased hereunder upon making a written request. Once shares of Common Stock are delivered hereunder, Participants may sell such shares. If a Participant does not sell shares delivered hereunder, such shares must remain in the Participant’s account with the Company’s designated brokerage until eighteen (18) months following the delivery of such shares.
4.5    Rights as Shareholders
The shares of Common Stock purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and sold as of the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a shareholder of the Company shall exist with respect to such shares.
ARTICLE V
TERMINATION OF PARTICIPATION
5.1    Voluntary Withdrawal
A Participant may withdraw from the Plan at any time by filing notice of withdrawal prior to the close of business on an Exercise Date. Upon withdrawal, the entire amount, if any, in a Participant’s Account shall be refunded to him or her without interest. Any Participant who withdraws from the Plan may again become a Participant in accordance with Section 2.1 hereof.
5.2    Termination of Eligibility
If a Participant ceases to be eligible under Section 2.1 hereof for any reason, the dollar amount in such Participant’s Account will be refunded to the Participant, or in the case of death, the Participant’s designated beneficiary or estate, or otherwise distributed in accordance with policies and procedures prescribed by the Committee in cases where such a refund may not be possible.
ARTICLE VI
GENERAL PROVISIONS
6.1    Notices
Any notice which a Participant files pursuant to the Plan shall be made on forms prescribed by the Committee and shall be effective only when received by the Company.
6.2    Condition of Employment
Neither the creation of the Plan nor participation therein shall be deemed to alter the at-will nature of a Participant’s employment, create any right of continued employment or in any way affect the right of the Employer to terminate an Employee.
6.3    Withholding of Taxes
Each Participant shall, no later than the date as of which the value of an option under the Plan and/or shares of Common Stock first becomes includible in the income of the Participant for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to such option or shares of Common Stock. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
In particular, to the extent a Participant is subject to taxation under U.S. Federal income tax law, if the Participant makes a disposition, within the meaning of Section 424(c) of the Code of any share or shares of Common Stock issued to Participant pursuant to Participant’s exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, Participant shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the Participant the Company may be required to withhold.
6.4    Amendment of the Plan
The Board of Directors or the Board’s Compensation Committee may at any time, or from time to time, amend, modify, or terminate the Plan in any respect, except that, without approval of the shareholders, no amendment may increase the aggregate number of shares reserved under the Plan other than as provided in Section 4.2 hereof, materially increase the benefits accruing to Participants or materially modify the requirements as to eligibility for participation in the Plan. Any amendment of the Plan must be made in accordance with applicable provisions of the Code and/or any regulations issued thereunder, any other applicable law or regulations, and the requirements of the principal exchange upon which the Common Stock is listed.
6.5    Application of Funds
All funds received by the Company by reason of purchases of Common Stock hereunder shall constitute general funds of the Company and may be used for any corporate purpose.
6.6    Legal Restrictions
The Company shall not be obligated to sell shares of Common Stock hereunder if counsel to the Company determines that such sale would violate any applicable law or regulation.
6.7    Gender
Whenever used herein, use of any gender shall be applicable to all genders.
6.8    Governing Law
The Plan and all rights and obligations thereunder shall be constructed and enforced in accordance with the laws of the State of Delaware and any applicable provisions of the Code and the related regulations.
6.9    Indemnification
To the extent allowable under applicable law, the Committee and the Plan Manager and any delegate thereof shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her, provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, under any indemnification agreement or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
6.10    Expenses
The expenses of administering the Plan shall be borne by the Company.
6.11    Titles and Headings
The titles and headings of the sections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.
6.12    Arbitration
In the event of any dispute between the Employer and a Participant with respect to this Plan, either may require that the dispute be determined by binding arbitration by written notice to the other. In such case, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association then in effect before a panel of three arbitrators, and the decision of the arbitrators shall be final and binding on the parties. In any such arbitration, the non-prevailing party shall pay all expenses, including the costs of the arbitrators and the costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in the arbitration.